Exhibit 99.1

Investor	Larry McGrath	Media	Ethan Slavin

Contact:	Executive Vice President	Contact:	860-273-6095
	Chief Strategy Officer &		Ethan.Slavin@CVSHealth.com
Chief Strategic Advisor to the CEO
investorinfo@cvshealth.com

FOR IMMEDIATE RELEASE

CVS Health Corporation Announces Cash Tender Offers

for Certain of its and Aetna’s Outstanding Notes

WOONSOCKET, RI, December 2, 2024 – CVS Health Corporation (“CVS Health” or the “Company,” NYSE: CVS) announced today that it has commenced cash tender offers (the “Tender Offers,” and each a “Tender Offer”) for (1) any and all of its 4.100% Senior Notes due 2025 (the “Any and All Notes”) and (2) the maximum principal amount of the following series of Maximum Tender Offer Notes (as defined below) for which the aggregate purchase price, not including Accrued Interest (as defined in the Offer to Purchase), payable in respect of such Maximum Tender Offer Notes, does not exceed $2,000,000,000 less the aggregate purchase price, not including Accrued Interest, paid or payable in respect of the Any and All Notes validly tendered and accepted for purchase (such maximum purchase price, the “Maximum Tender Offer Amount”): its 2.700% Senior Notes due 2040, the 3.875% Senior Notes due 2047 issued by its wholly owned subsidiary Aetna Inc. (“Aetna”), its 4.250% Senior Notes due 2050, the 4.125% Senior Notes due 2042 issued by Aetna, its 4.125% Senior Notes due 2040, its 2.125% Senior Notes due 2031, its 1.875% Senior Notes due 2031, its 5.050% Senior Notes due 2048, the 4.500% Senior Notes due 2042 issued by Aetna and its 1.750% Senior Notes due 2030 (together, the “Maximum Tender Offer Notes”). The Any and All Notes and the Maximum Tender Offer Notes are referred to collectively as the “Notes.” The tender offer for the Any and All Notes is referred to herein as the “Any and All Tender Offer” and the tender offer for the Maximum Tender Offer Notes is referred to as the “Maximum Tender Offer.”

Certain information regarding the Tender Offers is summarized in the tables below:

The Tender Offers:

Any and All of the Outstanding Notes Listed Below:

Title of Notes	CUSIP Number	Original Issuer	Principal Amount Outstanding	Maturity Date	UST Reference Security	Bloomberg Reference Page	Fixed Spread (bps)
4.100% Senior Notes due 2025	126650CW8	CVS Health Corporation	$950,087,000	3/25/2025	3.875% due 3/31/2025	FIT3	+25 bps

Up to the Maximum Tender Offer Amount, such that the Maximum Aggregate Purchase Price across both Tenders does not exceed $2,000,000,000:

Title of Notes	CUSIP Number	Original Issuer	Principal Amount Outstanding	Maturity Date	Acceptance Priority Level(1)	UST Reference Security	Bloomberg Reference Page	Fixed Spread (bps)	Early Tender Payment(2)
2.700% Senior Notes due 2040	126650DP2	CVS Health Corporation	$1,250,000,000	8/21/2040	1	4.625% due 11/15/2044	FIT1	+110 bps	$30
3.875% Senior Notes due 2047	00817YAZ1	Aetna Inc.	$1,000,000,000	8/15/2047	2	4.625% due 11/15/2044	FIT1	+121 bps	$30
4.250% Senior Notes due 2050	126650DL1	CVS Health Corporation	$750,000,000	4/1/2050	3	4.250% due 8/15/2054	FIT1	+136 bps	$30
4.125% Senior Notes due 2042	00817YAM0	Aetna Inc.	$500,000,000	11/15/2042	4	4.625% due 11/15/2044	FIT1	+122 bps	$30
4.125% Senior Notes due 2040	126650DK3	CVS Health Corporation	$1,000,000,000	4/1/2040	5	4.625% due 11/15/2044	FIT1	+119 bps	$30
2.125% Senior Notes due 2031	126650DR8	CVS Health Corporation	$1,000,000,000	9/15/2031	6	4.250% due 11/15/2034	FIT1	+92 bps	$30
1.875% Senior Notes due 2031	126650DQ0	CVS Health Corporation	$1,250,000,000	2/28/2031	7	4.250% due 11/15/2034	FIT1	+87 bps	$30
5.050% Senior Notes due 2048	126650CZ1	CVS Health Corporation	$8,000,000,000	3/25/2048	8	4.250% due 8/15/2054	FIT1	+156 bps	$30
4.500% Senior Notes due 2042	00817YAJ7	Aetna Inc.	$500,000,000	5/15/2042	9	4.625% due 11/15/2044	FIT1	+130 bps	$30
1.750% Senior Notes due 2030	126650DN7	CVS Health Corporation	$1,250,000,000	8/21/2030	10	4.125% due 11/30/2029	FIT1	+106 bps	$30

(1)

Subject to the Maximum Tender Offer Amount and proration, the principal amount of each series of Maximum Tender Offer Notes that is purchased in the Maximum Tender Offer will be determined in accordance with the applicable acceptance priority level (in numerical priority order) specified in this column.

(2)	Per $1,000 principal amount of Maximum Tender Offer Notes validly tendered at or prior to the Early Tender Date (as defined below) and accepted for purchase.

The Tender Offers are being made upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 2, 2024 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a more detailed description of the Tender Offers. Copies of the Offer to Purchase and the form of notice of guaranteed delivery with respect to the Any and All Notes (“Notice of Guaranteed Delivery”) are available at www.dfking.com/cvs. The Tender Offers are open to all registered holders (individually, a “Holder” and collectively, the “Holders”) of the Notes. The purpose of the Tender Offers is to retire a portion of CVS Health’s outstanding indebtedness. CVS Health expects to consummate the Tender Offers with the net proceeds received by it from the issuance of subordinated debt securities (the “New Notes”) subsequent to the date hereof.

Any and All Notes that are tendered and not validly withdrawn, or in respect of which a properly completed and duly executed Notice of Guaranteed Delivery is delivered pursuant to the guaranteed delivery procedures described in the Offer to Purchase (the “Guaranteed Delivery Procedures”), at or prior to 5:00 p.m., New York City time, on December 6, 2024 (such date and time, as it may be extended, the “Any and All Expiration Date”) (unless earlier terminated by CVS Health as described in the Offer to Purchase), that are accepted for purchase will receive the applicable Total Consideration (as defined below).

Maximum Tender Offer Notes that are tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on December 13, 2024 (such date and time, as it may be extended, the “Early Tender Date”) and that are accepted for purchase will receive the applicable Total Consideration which includes the Early Tender Payment (as defined in the Offer to Purchase). Maximum Tender Offer Notes that are tendered after the Early Tender Date but at or prior to 5:00 p.m., New York City time, on December 31, 2024 (such date and time, as it may be extended, the “Maximum Tender Offer Expiration Date”) (unless earlier terminated by CVS Health as described in the Offer to Purchase) and that are not validly withdrawn and that are accepted for purchase will receive only the applicable Tender Offer Consideration (as defined in the Offer to Purchase), which is the applicable Total Consideration minus the Early Tender Payment.

The total consideration (the “Total Consideration”) payable by CVS Health for the Notes will be a price per $1,000 principal amount calculated as described in the Offer to Purchase in a manner intended to result in a yield to maturity or first par call date, as the case may be, equal to the sum of:

•

the yield to maturity of the applicable U.S. Treasury reference security specified in the tables above as determined at 11:00 a.m., New York City time, on December 6, 2024 in the case of the Any and All Notes or at 10:00 a.m., New York City time, on December 16, 2024 in the case of the Maximum Tender Offer Notes; and

•	the fixed spread shown in the tables above.

The settlement date for the Any and All Notes validly tendered at or prior to the Any and All Expiration Date, or validly tendered pursuant to the Guaranteed Delivery Procedures, and accepted for purchase is expected to be December 11, 2024, the third business day following the Any and All Expiration Date.

At the Company’s election, the settlement date for the Maximum Tender Offer Notes validly tendered at or prior to the Early Tender Date and accepted for purchase, may be as early as December 18, 2024, the third business day after the Early Tender Date (the “Early Settlement Date”). Following the Maximum Tender Offer Expiration Date, the Company may accept for payment: (i) Maximum Tender Offer Notes validly tendered and accepted pursuant to the Maximum Tender Offer if it does not elect to have an Early Settlement Date or (ii) if the Company does elect to have an Early Settlement Date and if the aggregate purchase price, not including Accrued Interest, for the Maximum Tender Offer Notes purchased on such Early Settlement Date is less than the Maximum Tender Offer Amount, Maximum Tender Offer Notes validly tendered after the Early Tender Date and prior to the Maximum Tender Offer Expiration Date in an aggregate principal amount for which the aggregate purchase price, not including Accrued Interest, together with the aggregate purchase price, not including Accrued Interest, paid in respect of previously purchased Maximum Tender Offer Notes, does not exceed the Maximum Tender Offer Amount.

Holders who tender their Any and All Notes prior to 5:00 p.m., New York City time, on December 6, 2024 (such date and time, as it may be extended, the “Any and All Withdrawal Deadline”) may withdraw such tendered Any and All Notes at any time at or prior to the Any and All Withdrawal Deadline. Following the Any and All Withdrawal Deadline, Holders who have tendered their Any and All Notes may not withdraw such Any and All Notes unless required to extend withdrawal rights under applicable law. Holders who tender their Maximum Tender Offer Notes prior to 5:00 p.m., New York City time, on December 13, 2024 (such date and time, as it may be extended, the “Maximum Tender Offer Withdrawal Deadline”) may withdraw such tendered Maximum Tender Offer Notes at any time at or prior to the Maximum Tender Offer Withdrawal Deadline. Following the Maximum Tender Offer Withdrawal Deadline, Holders who have tendered their Maximum Tender Offer Notes (whether before, on or after the Maximum Tender Offer Withdrawal Deadline) may not withdraw such Maximum Tender Offer Notes unless CVS Health is required to extend withdrawal rights under applicable law.

CVS Health expressly reserves the right, in its sole discretion, subject to applicable law, to amend, extend or terminate the Tender Offers with respect to any or all series of Notes if the conditions to the applicable Tender Offers are not satisfied. The Tender Offers are not conditioned on any minimum principal amount of Notes being tendered but the Tender Offers are subject to certain general conditions as described in the Offer to Purchase, including CVS Health having issued New Notes in an amount sufficient to fund the purchase of all of the Any and All Notes validly tendered in the Any and All Tender Offer and all of the Maximum Tender Offer Notes validly tendered in the Maximum Tender Offer, subject to the Maximum Tender Offer Amount, to pay all Accrued Interest on the Notes purchased and to pay all fees and expenses of the Tender Offers, on terms and conditions reasonably satisfactory to CVS Health. If CVS Health does not receive net proceeds from the issuance of New Notes in an amount sufficient to fund the Tender Offers, CVS Health has the right not to consummate any of the Tender Offers or to fund them with cash.

CVS Health has retained Barclays Capital Inc. and Mizuho Securities USA LLC to act as Dealer Managers for the Tender Offers. D.F. King & Co., Inc. has been retained to act as the Tender and Information Agent for the Tender Offers. The Offer to Purchase and, in connection with the Any and All Notes, the Notice of Guaranteed Delivery may be accessed at the following link: http://www.dfking.com/cvs. Requests for assistance relating to the procedures for tendering Notes may be directed to the Tender and Information Agent either by email at cvs@dfking.com, or by phone (212) 269-5550 (for banks and brokers only) or (800) 487-4870 (for all others toll-free). Requests for assistance relating to the terms and conditions of the Tender Offers may be directed to Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect) or Mizuho Securities USA LLC at (866) 271-7403 (toll-free) or (212) 205-7741. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, any securities, including the Notes or any New Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase made available to Holders of the Notes. None of CVS Health, the Board of Directors of CVS Health, the Dealer Managers, Tender and Information Agent or the trustees with respect to the Notes, or any of their respective affiliates, is making any recommendation as to whether or not Holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisers and make their own decisions whether to tender Notes in the Tender Offers, and, if so, the principal amount of Notes to tender.

About CVS Health

CVS Health is a leading health solutions company building a world of health around every consumer it serves and connecting care so that it works for people wherever they are. As of September 30, 2024, the Company had more than 9,000 retail locations, more than 900 walk-in medical clinics, more than 225 primary care medical clinics, a leading pharmacy benefits manager with approximately 90 million plan members and expanding specialty pharmacy solutions, and a dedicated senior pharmacy care business serving more than 800,000 patients per year. The Company also serves an estimated more than 36 million people through traditional, voluntary and consumer-directed health insurance products and related services, including expanding Medicare Advantage offerings and a leading standalone Medicare Part D prescription drug plan. The Company is creating new sources of value through its integrated model allowing it to expand into personalized, technology driven care delivery and health services, increasing access to quality care, delivering better health outcomes and lowering overall health care costs.

Forward-Looking Statements

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Actual results may differ materially from those contemplated by the forward-looking statements due to the risks and uncertainties described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024 and our Current Reports on Form 8-K.

You are cautioned not to place undue reliance on CVS Health’s forward-looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

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